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                                                                    EXHIBIT 23.2

                              ACCOUNTANTS' CONSENT

The Board of Directors
National Medical Enterprises, Inc.

  We consent to the use of our reports dated July 27, 1994 included and incorporated by reference in the registration statement (No. 33-57057) on Form S-3 of National Medical Enterprises, Inc., relating to the consolidated balance sheets of National Medical Enterprises, Inc. and subsidiaries as of May 31, 1994 and 1993, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the years in the three-year period ended May 31, 1994, and all related schedules, and to the reference to our firm under the headings "Selected Historical Financial Information of NME" and "Experts" in the prospectus. Our report on the May 31, 1994 consolidated financial statements refers to a change in the method of accounting for income taxes.

                                          KPMG Peat Marwick LLP

Los Angeles, California

January 30, 1995